UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 7, 2011

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL		60606-1596
(Address of Principal Executive Offices)		(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2011, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) accepted William M. Daley’s offer to resign from the Board effective as of January 7, 2011. In accordance with the Company’s Corporate Governance Principles, on January 7, 2011 Mr. Daley offered to resign from the Board due to a change of employment after being selected by U.S. President Obama to serve as White House Chief of Staff. A copy of the Company’s press release announcing Mr. Daley’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2011, the Board approved and adopted an amendment to Article II, Section 1 of the Company’s By-Laws (the “By-Laws”) to decrease the number of directors from fourteen to thirteen in connection with the Board’s acceptance of Mr. Daley’s offer to resign from the Board, as set forth in Item 5.02 above. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on January 10, 2011

99.1	Press Release dated January 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

	By:	/s/ Michael F. Lohr
Michael F. Lohr Vice President, Corporate Secretary and Assistant General Counsel

Dated: January 11, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on January 10, 2011

99.1	Press Release dated January 10, 2011